Q4 & FY 2022 Shareholder Letter UNLOCK THE SKIES

4TH QUARTER HIGHLIGHTS 2 Nearing Completion of First Build of Midnight AEROSTRUCTURES Complete All major aerostructures (i.e., wing, tail, and fuselage) have been built and mated together SYSTEMS In progress Installed a significant portion of the wiring, electronics, actuators and other systems FLIGHT TESTING Mid-2023 We are currently targeting to begin flight testing of this aircraft in mid-2023

3 Significantly Expanded Our Partnership With Stellantis – We are joining forces with Stellantis to manufacture Midnight – Stellantis will contribute advanced manufacturing technology and expertise, experienced personnel and capital – The goal of our expanded partnership is to enable the rapid scaling of aircraft production to meet our commercialization plans, while allowing us to avoid hundreds of millions of dollars of spending during the high-volume manufacturing ramp up phase 4TH QUARTER HIGHLIGHTS (CONT.) We’ve been working closely with Archer for the past two years, and I am continually impressed by their ingenuity and unwavering commitment to deliver.” — CARLOS TAVARES STELLANTIS CEO “

4 Continued Certification Progress – We were honored to host FAA Acting Administrator Billy Nolen and Director of Certification, Lirio Liu, along with others from the FAA, at our HQ in January – The key takeaway from our time together was that safely integrating eVTOL aircraft into the national airspace in 2025 is a top 3 priority at the FAA Ramping Manufacturing & Test Capabilities Across Multiple Facilities – We are in the final stages of construction of our San Jose, CA manufacturing and integrated test lab, targeting completion in April – We have also now begun construction on our high-volume manufacturing facility in Covington, GA Bolstered Our Liquidity Position – In January, Stellantis agreed to provide us with strategic funding of up to $150M to fuel our growth – This funding is in the form of equity capital that can be drawn by us at our discretion in 2023 and 2024, subject to our achievement of certain business milestones which we expect to occur in 2023 4TH QUARTER HIGHLIGHTS (CONT.) Today’s Webcast & Conference Call Details TIME 2 PM PT (5 PM ET) WEBCAST Accessible via our IR website (investors.archer.com) CONFERENCE 844-200-6205 (domestic) CALL +1 929-526-1599 (international) Access code: 066186

Wrap-Up of 2022 We entered 2022 with an aggressive roadmap to advance our business across the 4 key areas: technology, certification, manufacturing and commercial operations. We exited 2022 with tremendous momentum, with the Archer team achieving significant milestones in each area. Here are the key highlights: – Significantly expanded our portfolio of suppliers that will provide key aircraft components for Midnight, including many global leaders like Honeywell, Garmin, Hexcel, FACC and Mecaer – Completed the preliminary design review of Midnight, further validating our approximately 1,000-pound, piloted plus four-passenger enabling payload and 10-minute charging time between a typical 20 mile flight – Received an industry first $10 million pre-delivery payment from United Airlines for 100 Midnight aircraft – Announced with United Airlines the first commercial electric air taxi route in the US: Downtown Manhattan to Newark Liberty International Airport – Selected site in Georgia adjacent to the Covington Municipal Airport for our industry leading high-volume manufacturing facility – Selected Molicel to supply battery cells for our Midnight aircraft – Unveiled our production aircraft, Midnight, including its cutting-edge proprietary electric propulsion system – Completed Maker’s first full transition flight less than a year after its first hover flight, the culmination of several months of intensive flight testing -- making it one of a small number of full scale eVTOL aircraft in the world to achieve this feat – Proposed Airworthiness Criteria for our Midnight aircraft were published in the Federal Register by the FAA making us only the second company to achieve this significant milestone 5

Focus on Commercialization We continue to focus on achieving the most efficient path to commercialization for eVTOL aircraft. Our strategy remains centered around: – A business case led technology strategy – An aircraft that is “designed” for certification and mass manufacturing – Focusing our in-house research and development on only the key enabling technologies that cannot be sourced from the existing aerospace supply base 6 ~1000 LBS PAYLOAD (4 PAX + 1 PILOT) CAPABLE OF FLYING UP TO 100 MILES & UP TO 150 MPH ~10 MINUTE FLIGHT VS. 60- 90 MINUTE GROUND TRIP OPTIMIZED FOR UAM 20-MILE BACK-TO-BACK TRIPS ON ~10 MINUTES OF CHARGE TIME NO SINGLE CRITICAL POINTS OF FAILURE DESIGNED TO BE LOW NOISE

7 Tracking Our Progress As we continue the push towards commercialization, the vast majority of our resources are focused on completing the development and certification of Midnight, building out our manufacturing and supply chain capabilities and hardening our go-to-market plans. We continue to believe we have the right product and the right team to bring this new industry to market at scale. The chart below is intended to summarize the advancements we are making on our aircraft development efforts. MAKER MIDNIGHT TYPE Demonstrator Non-conforming Conforming PURPOSE Prove out 12 tilt 6 configuration and advance the key enabling technologies Enable company testing in advance of “for credit” certification testing "For credit" testing with the FAA in support of Type Certification OVERALL PROGRAM STATUS Ongoing flight testing Final assembly nearly complete Component manufacturing underway MANUFACTURING Completed Q3 2021 Target: completion in Q2 2023 Target: completion of initial aircraft in Q4 2023 FLIGHT TEST Full transition completed Q4 2022 Target: begin flight testing in mid-2023 Target: begin flight testing in early 2024 PILOTED No No Yes QUANTITY 2 1 6+

ARCHER


Aerodynamics.ch
RUAG
Aerodynamics.ch

Wind tunnel testing of Midnight aircraft

TECHNOLOGY DEVELOPMENT

In support of the final assembly of our first Midnight aircraft that is nearly complete and the production of our conforming Midnight aircraft at our San Jose, CA production facility, our team has been focused on completing key development testing of the aircraft's design and systems:

- **WIND TUNNEL TESTING** We recently successfully completed a 6-week wind tunnel test campaign of the Midnight aircraft at the RUAG Large Subsonic Wind Tunnel in Emmen, Switzerland. The campaign collected valuable data that validated a number of key items, including, our aerodynamic models, load predictions, aircraft performance, and stability and control characteristics.

- **ELECTRIC PROPULSION SYSTEM TESTING** We have also now completed the first builds of the high voltage batteries and electric engines for our Midnight aircraft. Key tests on the battery included pack level charge and discharge at flight representative power levels. The engines underwent testing on a Dynamometer at power levels up to 100 kW and were used in spins of a Midnight propeller on the static stand at our Propulsion Integrated Test Lab.

- **LAB BUILD OUT** We also made significant progress in building out other important system test labs that will be used for development testing, requirements validation, and certification. Two recently completed labs that are up and running include the Flight Control Computer Hardware Integration Lab and our Flight Deck Avionics Lab that includes all of the Garmin G3000 flight deck equipment that is used in Midnight.

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9 MANUFACTURING BUILD OUT In addition to the final assembly of our first Midnight aircraft nearing completion in our Palo Alto facility, we are in the final stages of the build out of our San Jose, CA manufacturing and integrated test lab facility. This is where we are going to build the Midnight conforming aircraft that will be used in our “for credit” certification testing with the FAA. It is strategically located just around the corner from our HQ to allow us to leverage the proximity to our design and engineering teams ensuring that the aircraft are built in accordance with our quality management system. This facility will house a number of our labs, including our Iron Bird, Material & Process, Electric Propulsion and System Integration labs. We expect this facility will come online here shortly. We have also now begun construction on our high-volume manufacturing facility in Covington, GA at a site adjacent to the Covington Municipal Airport. In selecting this location, we completed, together with Stellantis, a comprehensive survey of potential sites across the United States. Key considerations included the availability and diversity of talent in the local labor market, utility availability, ability to conduct seamless flight test operations, construction costs and logistics. With Stellantis, we plan to initially build out a ~350,000 square-foot facility capable of producing up to 650 aircraft per year. The facility is set up so that it can be expanded by an additional ~550,000 square feet to support production of up to 2,300 aircraft per year. The goal is to leverage each company’s respective strengths during the ramp phase to enable the rapid scaling of aircraft production to meet our commercialization plans, while allowing us to strengthen our path to commercialization by helping us avoid hundreds of millions of dollars of spending. We recently closed on the local incentive transaction for the project that, along with a Georgia REBA grant, totals ~33% of the planned capital investment. FPO GEORGIA

10 CERTIFICATION PROGRESS In November of 2022, we finalized our agreement on Midnight’s Certification Basis with the FAA through a G-1 Issue Paper. As part of the FAA’s Type Certification process for a special class aircraft, in December of 2022, the FAA published Midnight’s Airworthiness Criteria (i.e., the certification requirements for the particular aircraft) in the Federal Register. The next step is to finalize our agreement on the Means of Compliance with the FAA. As a reminder, the Means of Compliance is the detailed list of design, analysis and testing standards that will be used to demonstrate that the aircraft is safe and complies with the Airworthiness Criteria. We submitted a comprehensive proposal for Midnight’s Means of Compliance to the FAA back in December of 2021. Since our last update, many more of our Means of Compliance have been agreed to with the FAA resulting in a majority having now been agreed to. Based on our technical discussions with the subject matter experts at the FAA, we don’t see any significant design risks with the remaining Means of Compliance areas that have not yet been agreed to. Over the coming weeks and months, we will continue to work with the FAA to close out our remaining Means of Compliance. As we’ve discussed previously, we are working in parallel with the FAA to review and agree on our subject specific certification plans, or SSCPs. SSCPs provide precise detail on each of the specific tests and analyses that will be completed during the implementation phase of the project, in which we actually demonstrate to the FAA that Midnight meets all relevant FAA requirements necessary to receive Type Certification. We have now submitted a number of our SSCPs to the FAA and are targeting to submit the remaining SSCPs on a rolling basis between now and the end of April. The high level takeaway is that we continue to make progress on all of the necessary certification efforts and are laser focused on building our conforming aircraft so that they can begin “for credit” testing next year. Acting Administrator Nolen flying Archer's flight simulator in January, 2023

11 COMMERCIAL OPERATIONS BUILD OUT - INTRODUCING THE ARCHER PORTAL Following on our announcements with United Airlines from this past year outlining the first planned commercial point-to-point eVTOL route from Downtown Manhattan to Newark Liberty International Airport, as well as our Joint eVTOL Advisory Committee, our teams continue to work closely to identify additional planned take off and landing locations in the New York Metropolitan Area, other planned routes in other cities in the U.S., and mature our plans around commercial operational matters. As part of this work with United and as we build out our customer facing app, we are mapping out the desired urban air mobility customer experience. To better understand the customer journey, we recently built our first Archer Portal at our HQ. It is a prototype build of the takeoff and landing experience we plan to deploy. It will allow us to test the configuration, technologies and procedures we will leverage in our everyday commercial operations. The Archer Portal design is modular, adaptable and low cost enabling it to evolve based on a variety of environments and requirements. We plan to integrate Archer Portals seamlessly into the existing infrastructure at our takeoff and landing locations so that we can offer an elevated and efficient experience for both passengers and crew members. Archer Portal at Archer's HQ

12 Upcoming Events MARCH 15 2023 INDUSTRIALS CONFERENCE New York City, hosted by JP Morgan MARCH 22 GLOBAL INDUSTRIALS CONFERENCE 2023 London, hosted by Bank of America MARCH 28 eVTOL SUMMIT New York City, hosted by Jefferies MARCH 29 - 30 2ND ANNUAL TECH & EV CONFERENCE Singapore (Virtual), hosted by RJ / CGS-CIMB (Asia partner)

ARCHER

Q4 2022 & FY 2022 Financial Review

We reference several non-GAAP metrics in the financial discussion that follows. Unless otherwise noted or defined, our non-GAAP metrics are calculated by starting with the equivalent GAAP metric and subtracting non-cash stock-based compensation and non-cash warrant expenses and changes in fair value of warrants. We believe these adjustments are appropriate to enhance the overall understanding of our underlying financial and operational performance.

SUMMARY FINANCIALS

(In millions; unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
	DEC 31, 2022	SEP 30, 2022	DEC 31, 2021	DEC 31, 2022	DEC 31, 2021
TOTAL OPERATING EXPENSES	$ 108.1	$ 93.8	$ 53.3	$ 347.4	$ 358.3
NET LOSS	(95.4)	(91.0)	(43.3)	(317.3)	(347.8)
NON-GAAP TOTAL OPERATING EXPENSES(1)(3)	76.8	61.1	33.1	227.5	110.4
ADJUSTED EBITDA(2)(3)	(76.0)	(60.1)	(32.4)	(224.4)	(108.0)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	531.2	600.6	746.6	531.2	746.6

1) Non-GAAP total operating expenses is a financial measure adjusting total operating expenses for stock-based compensation, FCA warrant expense, other warrant expenses, and one-time severance related expenses.
2) Adjusted EBITDA is a financial measure adjusting net loss for stock-based compensation, FCA warrant expense, other warrant expenses, change in fair value of warrant liabilities and other warrant costs, depreciation and amortization expense, net interest income, accretion and amortization income of short-term investments, and one-time severance related expenses.
3) A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled "GAAP to Non-GAAP Reconciliation."

TOTAL OPERATING EXPENSES

Our fourth quarter total operating expenses represent investments required to achieve the key elements of our commercialization plan. We continued to invest in the flight testing of Maker and the effort to perform its first full transition flight, in the design, development, test and certification activities for our Midnight aircraft and in the people and infrastructure required to scale our operations.

GAAP total operating expenses for the fourth quarter of 2022 were $108.1 million, which were sequentially higher than the third quarter of 2022 by $14.3 million, or 15.2%, primarily due to increased investment made in people, materials, and engineering services to support our Midnight development program. Year-over-year, total operating expenses for the fourth quarter of 2022 were higher than the fourth quarter of 2021 by $54.8 million, primarily due to investments made in our key development programs, in testing for our Maker and Midnight aircrafts, as well as investments in our infrastructure to support our scaling our operations such as higher audit, tax, and legal expenses. GAAP total operating expenses for the fiscal year 2022 were $347.4 million, a decrease of $10.9 million over fiscal year 2021 primarily due to reduction of

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14 warrant expenses by $110.6 million, a reduction of stock-based compensation by $20.8 million partially offset by an increase in non-GAAP operating expenses by $117.1 million due to the investments made in technology development and scaling infrastructure as mentioned above. On a non-GAAP basis, excluding stock-based compensation, warrant expenses and other one-time expenses, our fourth quarter non-GAAP total operating expenses were $76.8 million, which increased $15.7 million sequentially over the third quarter of 2022, and $43.7 million year-over-year from the fourth quarter of 2021, as we continued our investment in people, materials and services for our key technology development programs and public company infrastructure. Non-GAAP total operating expenses for the fiscal year 2022 were $227.5 million, an increase of $117.1 million due to the investments made in technology development and scaling infrastructure as mentioned above. NET LOSS AND ADJUSTED EBITDA Our fourth quarter of 2022 net loss was $95.4 million, which increased sequentially by $4.4 million from $91.0 million in the third quarter of 2022, driven primarily by an increase in operating expenses offset partially be a decrease in the change in the fair value of warrant liability, a noncash expense. Year-over-year, net loss for the fourth quarter of 2022 was higher than the fourth quarter of 2021 by $52.1 million, primarily due to the $54.8 million increase in operating expenses. Our fiscal year 2022 net loss was $317.3 million, which decreased by $30.5 million from $347.8 million in the fiscal year 2021, driven primarily by the decrease in warrant expenses, offset partially by the increase in operating expenses. Adjusted EBITDA for the fourth quarter of 2022 was a loss of $76.0 million, which increased sequentially by $15.9 million from a loss of $60.1 million in the third quarter of 2022, and increased by $43.6 million year-over-year from an Adjusted EBITDA loss of $32.4 million in the fourth quarter of 2021, as we increased operating expenses due to the reasons mentioned above. Adjusted EBITDA for the fiscal year 2022 was a loss of $224.4 million, which increased by $116.4 million from a loss of $108.0 million in the fiscal year 2021, again primarily due to the increase in operating expenses mentioned above. NET CHANGE IN CASH We exited the quarter with $531.2 million in cash, cash equivalents and short-term investments, a reduction of $69.4 million from the third quarter of 2022, and a decrease of $215.4 million from the fourth quarter of 2021, primarily driven by funding our operating expenses since then offset partially by the $10.0 million received from United as a pre-delivery payment. Additionally, we have $2.9 million of restricted cash generally to support various letters of credit for commercial leases. The cash used in the quarter and the year was primarily to fund operating expenses. Q1 2023 FINANCIAL ESTIMATES For the first quarter of 2023 estimates, we anticipate GAAP total operating expenses of $110 million to $120 million and non-GAAP total operating expenses of $75 million to $85 million. This reflects a total of $35 million expected stock-based compensation, warrant expense and other one-time expenses. We have not reconciled our non-GAAP total operating expenses estimates because certain items that impact non-GAAP total operating expenses are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2023 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of non-GAAP total operating expenses is not available without unreasonable effort.

ARCHER AVIATION INC. CONSOLIDATED BALANCE SHEETS (In millions; unaudited) 15 YEAR ENDED DECEMBER 31 2022 2021 Assets Current assets Cash and cash equivalents $ 69.4 $ 746.6 Restricted cash 2.9 0.3 Short-term investments 461.8 - Prepaid expenses 9.8 7.6 Other current assets 1.6 0.3 Total current assets 545.5 754.8 Property and equipment, net 11.5 5.9 Intangible assets, net 0.4 0.5 Right-of-use assets 11.9 4.5 Other long-term assets 4.5 2.7 Total assets $ 573.8 $ 768.4 Liabilities and Stockholders’ Equity Current liabilities Accounts payable $ 3.6 $ 3.4 Current portion of lease liabilities 3.7 3.1 Current portion on notes payable 9.3 9.5 Accrued expenses and other current liabilities 36.7 12.3 Total current liabilities 53.3 28.3 Notes payable, net of current portion - 9.3 Lease liabilities, net of current portion 9.2 1.2 Warrant liabilities 7.0 30.3 Other long-term liabilities 11.0 0.4 Total liabilities 80.5 69.5 Commitments and contingencies Stockholders’ equity - Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2022 and 2021 - - Class A common stock, $0.0001 par value; 700,000,000 shares authorized; 177,900,738 and 162,789,591 shares issued and outstanding as of December 31, 2022 and 2021, respectively - - Class B common stock, $0.0001 par value; 300,000,000 shares authorized; 63,738,197 and 74,937,945 shares issued and outstanding as of December 31, 2022 and 2021, respectively - - Additional paid-in capital 1,185.0 1,072.5 Accumulated deficit (690.9) (373.6) Accumulated other comprehensive loss (0.8) - Total stockholders’ equity 493.3 698.9 Total liability and stockholders’ equity $ 573.8 $ 768.4

ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF OPERATIONS (In millions, except share and per share data; unaudited) 16 YEAR ENDED DECEMBER 31 2022 2021 OPERATING EXPENSES Research and development $ 171.5 $ 64.3 General and administrative 165.1 176.7 Other warrant expense 10.8 117.3 Total operating expenses 347.4 358.3 Loss from operations (347.4) (358.3) Gain on forgiveness of PPP Loan - 0.9 Other income, net 27.8 10.6 Interest income (expense), net 2.3 (1.0) Loss before income taxes (317.3) (347.8) Net loss $ (317.3) $ (347.8) Net loss per share, basic and diluted $ (1.32) $ (3.14) Weighted-average shares outstanding, basic and diluted 240,476,894 110,836,238

ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF CASH FLOWS (In millions; unaudited) 17 YEAR ENDED DECEMBER 31 2022 2021 Cash flows from operating activities Net loss $ (317.3) $ (347.8) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation, amortization and other 4.4 1.3 Debt-discount and issuance cost amortization 0.5 0.2 Stock-based compensation 102.8 123.6 Change in fair value of warrant liabilities and other warrant costs (22.9) (10.4) Non-cash lease expense 4.6 1.7 Research and development warrant expense 2.9 7.0 Other warrant expense 10.8 117.3 Interest income on short-term investments (0.5) - Accretion and amortization income of short-term investments (4.9) - Gain on forgiveness of PPP loan - (0.9) Changes in operating assets and liabilities: Prepaid expenses (2.2) (6.8) Other current assets (1.2) (0.3) Other long-term assets 0.4 (2.7) Accounts payable (0.1) (0.8) Accrued expenses and other current liabilities 15.6 12.1 Operating lease right-of-use assets and lease liabilities, net (3.4) (1.9) Other long-term liabilities 10.1 - Net cash used in operating activities (200.4) (108.4) Cash flows from investing activities Purchase of short-term investments (487.4) - Proceeds from maturities of short-term investments 30.0 - Purchase of property and equipment (6.9) (3.5) Net cash used in investing activities (464.3) (3.5) Cash flows from financing activities Proceeds from issuance of debt - 20.0 Repayment of debt (10.0) - Proceeds from PIPE financing - 600.0 Recapitalization transaction - 257.6 Recapitalization transaction costs - (55.8) Proceeds from exercise of stock options 0.1 0.5 Proceeds from exercise of stock warrants - 0.1 Payment of debt issuance costs - (0.2) Net cash (used in) provided by financing activities (9.9) 822.2 Net (decrease) increase in cash, cash equivalents, and restricted cash (674.6) 710.3 Cash, cash equivalents, and restricted cash, beginning of period 746.9 36.6 Cash, cash equivalents, and restricted cash, end of period $ 72.3 $ 746.9

GAAP to Non-GAAP Reconciliation A reconciliation of total operating expenses to non-GAAP total operating expenses for the three months ended December 31, 2022, September 30, 2022, December 31, 2021, and for the twelve months ended December 31, 2022 and December 31, 2021, respectively, are set forth below. RECONCILIATION OF OPERATING EXPENSES (In millions; unaudited) 1) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy in connection with certain services they are providing to the Company. 2) Other warrant expenses associated with the United warrant agreement. 3) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination. 4) One time severance related expenses for former co-CEO. 18 THREE MONTHS ENDED TWELVE MONTHS ENDED DEC 31, 2022 SEP 30, 2022 DEC 31, 2021 DEC 31, 2022 DEC 31, 2021 TOTAL OPERATING EXPENSES $ 108.1 $ 93.8 $ 53.3 $ 347.4 $ 358.3 Adjusted to exclude the following: FCA warrant expense (1) - (0.5) (1.3) (2.9) (7.0) Other warrant expense (2) (4.8) (6.0) - (10.8) (117.3) Stock-based compensation (3) (26.5) (26.2) (18.9) (102.8) (123.6) One-time Co-CEO severance expense(4) - - - (3.4) - NON-GAAP TOTAL OPERATING EXPENSES $ 76.8 $ 61.1 $ 33.1 $ 227.5 $ 110.4

ARCHER

GAAP to Non-GAAP Reconciliation (cont.)

A reconciliation of net loss to Adjusted EBITDA for the three months ended December 31,2022, September 30, 2022, December 31, 2021, and for the twelve months ended December 31, 2022 and December 31, 2021, respectively, are set forth below.

RECONCILIATION OF ADJUSTED EBITDA
(In millions; unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
	DEC 31, 2022	SEP 30, 2022	DEC 31, 2021	DEC 31, 2022	DEC 31, 2021
NET LOSS	$ (95.4)	$ (91.0)	$ (43.3)	$ (317.3)	$ (347.8)
Adjusted to exclude the following:					
Changes in fair value of warrant liability and other warrant costs (1)	(8.5)	0.1	(10.5)	(22.9)	(10.4)
FCA warrant expense (2)	-	0.5	1.3	2.9	7.0
Other warrant expense (3)	4.8	6.0	-	10.8	117.3
Depreciation and amortization expense	0.8	1.0	0.5	3.1	1.3
Stock-based compensation (4)	26.5	26.2	18.9	102.8	123.6
Interest (income) expense,net	(0.7)	(1.5)	0.7	(2.3)	1.0
Accretion and amortization income of short-term investments	(3.5)	(1.4)	-	(4.9)	-
One-time Co-CEO severance expense(5)	-	-	-	3.4	-
ADJUSTED EBITDA	$ (76.0)	$ (60.1)	$ (32.4)	$ (224.4)	$ (108.0)

1) Amounts include changes in fair value of the public and private warrants, which are classified as warrant liabilities and other warrant costs.
2) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy in connection with certain services they are providing to the Company.
3) Other warrant expenses associated with the United warrant agreement.
4) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination.
5) One time severance related expenses for former co-CEO.

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20 GAAP to Non-GAAP Reconciliation (cont.) NON-GAAP FINANCIAL MEASURES To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of non-GAAP financial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations. While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the fourth quarter and full year ended December 31, 2022, we excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below: – STOCK-BASED COMPENSATION EXPENSE We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expenses enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies. – WARRANT EXPENSE & GAINS OR LOSSES FROM REVALUATION OF WARRANTS Expense from our common stock warrants issued to United Airlines, FCA US LLC (now known as Stellantis) and FCA Italy S.p.A. which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be reflected in our financial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense. – NON-RECURRING ONE-TIME EXPENSE We excluded one-time non-recurring expense such as the severance related expense incurred to transition to a sole CEO operating structure. Each of the non-GAAP financial measures presented in this letter to shareholders should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, the non-GAAP measures we use may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information in the reconciliation included in this letter to shareholders regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures included in this letter to shareholders.

21 Forward Looking Statements This shareholder letter includes forward-looking statements. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the first quarter of fiscal year 2023, our business strategy and plans, including the pace at which we intend to design, develop, certify, manufacture and commercialize our planned eVTOL aircraft, the anticipated timing of our certification with the FAA, and the potential market opportunity for our eVTOL aircraft and planned UAM ecosystem. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, develop, certify, manufacture and commercialize our aircraft and UAM ecosystem; our dependence on United Airlines for our current aircraft orders, which are subject to conditions, further negotiation and reaching mutual agreement on certain material terms, and the risk that United Airlines cancels those orders; our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control; the effectiveness of our marketing and growth strategies, including our ability to effectively market electric air transportation as a substitute for conventional methods of transportation; our ability to compete in the UAM and eVTOL industries; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones and launch products and services on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft; our ability to develop commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to hire, train and retain qualified personnel; risks related to our UAM ecosystem operating in densely populated metropolitan areas and heavily regulated airports; adverse publicity from accidents involving electric aircraft or lithium-ion battery cells; the impact of labor and union activities on our workforce; losses resulting from indexed price escalation clauses in purchase orders; regulatory risks related to evolving laws and regulations in our industry; the impact of macroeconomic conditions, inflation, interest rates, war, including the ongoing conflict in Ukraine, natural disasters, outbreaks and pandemics on our business and the global economy; our need for and the availability of additional capital; cybersecurity risks; and risks and costs associated with our ongoing litigation with Wisk Aero LLC. Additional risks and uncertainties that could affect our financial results and business are included under the caption “Risk Factors” in our Annual Report on Form 10-K relating for the year ended December 31, 2021, filed with the SEC on March 14, 2022, our Quarterly Reports on Form 10-Q filed with the SEC since then, and our other SEC filings, which are available on our investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.